Exhibit 5.9

Brampton	Vancouver
201 County Court Blvd., Suite 401	800 West Pender Street, Suite 410
Brampton, Ontario, L6W 4L2	Vancouver, Brithsh Columbia, V6C 2V6
Ph: 905-595-0575 Fax: 905-595-0578	Ph: 647-868-8526
www.peconsulting.ca

CONSENT OF EXPERT

May 3, 2016

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the “Registration Statement”) (File No. 333-210911) of Endeavour Silver Corp. (the “Company”).

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to David Burga’s name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

NI 43-101 Technical Report Preliminary Economic Assessment for the Terronera Project, Jalisco State, Mexico effective March 25, 2015 and dated April 30, 2015

Sincerely,

David Burga, P.Geo.
Associate Geologist